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                                    EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP

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                                October 16, 1996






Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA  95134-1706


                  Re: Cisco Systems, Inc. Registration Statement for Offering of 214,615 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 214,615 shares of the common stock ("Common Stock") of Cisco Systems, Inc. (the "Company") issuable under the Nashoba Networks Inc. 1995 Employee, Director and Consultant Stock Option Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Brobeck, Phleger & Harrison LLP

                                BROBECK, PHLEGER & HARRISON LLP